UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 16, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 16, 2011, the Securities and Exchange Commission (“SEC”) ordered termination of a pending administrative proceeding against Comverse Technology, Inc. (the “Company”) pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and entry of final judgment without the imposition of a remedy under such section.  With the entry of final judgment, the administrative proceeding under Section 12(j) of the Securities Exchange Act has been resolved.

As previously reported by the Company, on March 23, 2010, the SEC issued an Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) to revoke the registration of the Company’s common stock because of the Company’s previous failure to file certain periodic reports with the SEC.  The Company submitted an Offer of Settlement on July 26, 2011, which was accepted by the SEC on September 8, 2011.

Additional information regarding the Section 12(j) administrative proceeding is set forth in Item 3, “Legal Proceedings,” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed with the SEC on May 31, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 filed with the SEC on September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: September 19, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary